Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Union Street Acquisition Corp.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated August 8, 2006 on the financial statements of Union Street Acquisition Corp. as of July 28, 2006 and for the period from July 18, 2006 (date of inception) to July 28, 2006, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ GOLDSTEIN GOLUB KESSLER LLP

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

August 11, 2006